Exhibit 23.2

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
______________________________________________________________________________________

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in registration statement on Form S-1 of WPS, Inc., of my report dated June 10h. 2009 on my audit of the financial statements of  WPS, Inc., as of December 31st., 2008, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the reference to me under the caption “Experts”.

/s/ Arshad M. Farooq
Arshad M. Farooq
Pomona, CA
June 10th., 2009